CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference in this Annual Report on Form 10-K of Spongetech Delivery Systems, Inc. for the year ended May 31, 2008 of our reports dated August 25, 2008 included in its Registration Statement and to the reference to our firm under the caption “ Experts” in this Registration Statement.

/s/ Drakeford & Drakeford, LLC
Drakeford & Drakeford, LLC
Certified Public Accountants
554 Duncan Road
Royston, Georgia 30662

August 29, 2008